Sheet1

Final Proxy Results - MUNIHOLDINGS FLORIDA INSURED FUND V, INC.									11653700	0.000
1st Meeting Date: DECEMBER 13, 2000
2nd Meeting Date: January 17, 2001
3rd Meeting Date: February 15, 2001
Record Date: October 30, 2000
As of: February 15, 2001

				Units Voted						Percentage of Total Outstanding Units Voted				Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed				Total Shares						Votes Received
Proposals	To Pass	Shares		For	Against	Abstain	Voted	Votes Needed		For	Against	Abstain	over Votes Needed	For	Against	Abstain

Common

1) Agreement and Plan of Reorganization	-145,740	3,698,102	1,849,052	1,994,792	48,316	35,325	2,078,433			53.94%	1.31%	0.96%	-3.94%	95.98%	2.32%	1.70%

2) Election of Directors
Ronald W. Forbes	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%
Terry K. Glenn	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%
Cynthia A. Montgomery	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%
Kevin A. Ryan	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%
Roscoe S. Suddarth	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%
Edward D. Zinbarg	-1,741,671	3,698,102	1,849,052	3,590,723	0	78,645	3,669,368			97.10%	0.00%	2.13%	-47.10%	97.86%	0.00%	2.14%

3) Election of Auditors	-1,783,523	3,698,102	1,849,052	3,632,575	21,714	15,079	3,669,368			98.23%	0.59%	0.41%	-48.23%	99.00%	0.59%	0.41%

PERFERRED A

1) Agreement and Plan of Reorganization	-657	1,400	701	1,358	0	0	1,358			97.00%	0.00%	0.00%	-46.93%	100.00%	0.00%	0.00%

2) Election of Directors
Ronald W. Forbes	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Terry K. Glenn	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Cynthia A. Montgomery	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Charles. C. Reilly	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Kevin A. Ryan	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Roscoe S. Suddarth	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Richard R. West	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%
Edward D. Zinbarg	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%

3) Election of Auditors	-678	1,400	680	1,358	0	0	1,358			97.00%	0.00%	0.00%	-48.43%	100.00%	0.00%	0.00%

Voting Requirements for Preferred Shares:
Proposal 1 requires the affirmative vote in which more than 50% + 1 of the Fund's outstanding shares are represented at the Meeting
Proposals 2 & 3 requires the affirmative vote of 50% + 1 of the voted shares represented at the Meeting, provided quorum is present.

Last Updated on 07/27/2001
By MLMAG